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                                                                     EXHIBIT 3.2

                           CERTIFICATE OF AMENDMENT
                                    TO THE
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                             METRIS COMPANIES INC.
                       ________________________________

                            Pursuant to Section 242
                        of the General Corporation Law
                           of the State of Delaware
                       ________________________________


          Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Metris Companies Inc., a Delaware corporation (the "Corporation"), DOES HEREBY CERTIFY:

          1. That Sections 1 and 2 of Article III of the Corporation's Amended and Restated Certificate of Incorporation (the "Certificate") are hereby deleted and Article III is hereby amended to read in its entirety as follows:

          The purpose of the Corporation is to engage in any lawful act or activity and to exercise any powers permitted to corporations under the General Corporation Law of Delaware.

          2. That Article XIII of the Certificate is hereby deleted in its entirety.

          3. That, in accordance with Section 242(b) of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation has duly adopted a resolution approving the foregoing amendment to the Certificate (the "Amendment") and directing that the Amendment be submitted to the holders of the outstanding capital stock of the Corporation entitled to vote thereon for its consideration and approval.

          4. That, in accordance with Section 242(b) of the General Corporation Law of the State of Delaware, the Amendment has been duly approved by the affirmative vote of the holders of a majority of the outstanding capital stock of the Corporation entitled to vote thereon.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed and acknowledged this 24th day of March, 1999.

                                    METRIS COMPANIES INC.

                                    By: /s/ Z. Jill Barclift
                                        -----------------------------------
                                        Z. Jill Barclift
                                        Secretary